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                                                                    Exhibit 23.1
                                                                    ------------

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-3, No. 333-28843) and related Prospectus of ImageMatrix Corporation for the registration of 7,911,149 shares of its common stock and to the incorporation by reference therein of our report dated February 18, 1997, except for Note 8 as to which the date is April 21, 1997, with respect to the consolidated financial statements of ImageMatrix Corporation included in its Annual Report (Form 10-KSB/A) for the year ended December 31, 1996, filed with the Securities and Exchange Commission.



                                                ERNST & YOUNG LLP

Denver, Colorado
July 31, 1997